CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 18, 2009, in this Registration Statement on Amendment No. 1 to Form S-1 of Amarillo Biosciences, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
February 4, 2010